Exhibit 99.1

Contact: Darrin Campbell
Executive Vice President/CFO
813-882-7825

Anchor Glass Container Reports Results for Second Quarter 2003

     July 28, 2003 — TAMPA, Fla. — Anchor Glass Container Corporation today reported a net income of $1.3 million for the second quarter ended June 30, 2003 on net sales of $186.8 million. Operating income for the quarter was $11.9 million. The company intends to file its Form 10-Q by August 14, 2003.

Anchor Glass Container Corporation
Financial Summary
 In millions of dollars. Unaudited.

Second Quarter ended June 30, 2003

Net sales	$186.8
Income from operations	11.9
Net income	1.3
Depreciation and amortization	17.2

Balance sheet data at June 30, 2003

Total assets	$656.2
Total liabilities	595.8
Total debt	421.2
Total stockholders’ equity	60.4